United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )

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Summit Properties Inc.

(Name of Registrant as Specified In Its Charter)

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Filing pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Filer and Subject Company: Summit Properties Inc.
Exchange Act File Number: 1-12792

     This filing relates to a proposed acquisition (the “Acquisition”) by Camden Property Trust (“Camden”) of Summit Properties, Inc. (“Summit”) pursuant to the terms of an Agreement and Plan of Merger, dated as of October 4, 2004, by and among Camden, Camden Sparks, Inc., a wholly owned subsidiary of Camden, and Summit.

     The following is a memorandum dated October 5, 2004 regarding the Acquisition and related matters sent from Camden’s Chairman and Chief Executive Officer, Richard J. Campo, and its President and Chief Operating Officer, D. Keith Oden, to Summit’s employees.

October 5, 2004

Dear Summit Associate:

Camden Property Trust’s policies, procedures and employment practices represent our commitment to adopting and maintaining a Best Practices work place. They have been continuously improved throughout our 24 year history that has included two mergers with other nationally recognized apartment REITs. Our merger with Summit provides us with yet another exciting opportunity to benefit from the experience of a company that shares with Camden a commitment to excellence in every aspect of our business. Over the coming weeks we will be working with each of you to understand how Summit operates, share with you Camden’s approach, and adopt the best practices of both companies.

As a starting point for this process we have attached a list of “Frequently Asked Questions” for your review. Please understand that the answers are based on Camden’s current policies and are subject to change as we collectively seek to adopt the best way, as opposed to the “Camden way” or the “Summit way”.

You can access these FAQ’s, as well as view a Power Point presentation that will serve to provide an overview of the merger transaction, by visiting Camden’s website at www.camdenliving.com. The documents will be located under the Investor Presentations tab of the Investor Relations section.

We look forward to meeting each of you and, with your help, continuing our journey to build the best multifamily company.

Sincerely,

Richard J. Campo	D. Keith Oden
Chairman and	President and
Chief Executive Officer	Chief Operating Officer

FREQUENTLY ASKED QUESTIONS (FAQ’S)

If you have personal questions about how the merger will affect you, please call 1-800-9Camden extension 2525 for specific questions. Questions can be answered in both English and Spanish. This phone number will be managed by our Human Resources Department.

SECTION 1: Employment/Compensation
SECTION 2: Medical/Prescription Drugs/Vision
SECTION 3: Dental
SECTION 4: Flexible Spending Account
SECTION 5: Vacation, Sick, Disability Bank, Holidays, Employee Apartment Discount
SECTION 6: 401(k) Plan
SECTION 7: Employee Share Purchase Plan, Company Stock
SECTION 8: Payroll

SECTION 1: EMPLOYMENT/COMPENSATION

Q:	Will I have a job with Camden?

A:	We expect that all on-site employees will be retained by Camden. In addition, since there is very little overlap in our property supervision, development and construction operations, we anticipate seeking to retain the personnel in these areas that have been such an important part of Summit’s success. All other employees will be evaluated as quickly as possible to determine whether a mutually beneficial career opportunity exists. If so, you will have the opportunity to become a Camden employee. If not, you will be treated fairly and respectfully and compensated for your tenure and service to Summit.

Q:	Will my salary change?

A:	Camden and Summit are in the same business and as such there is great similarity between job responsibilities and organizational structure. We do not anticipate that any changes will be required. However, if we encounter inequities they will be addressed on a case-by-case basis.

Q:	Will my bonus program change?

A:	Camden, like Summit, maintains a variety of performance based bonus programs. While the details vary between our companies, the philosophies behind the programs are similar. As soon as possible, but in any case before the merger is completed in January 2005 we will announce any changes to existing bonus programs.

Q:	As a Camden employee, will I retain my original hire date from Summit?

A:	Yes. Your original hire date from Summit will be your hire date at Camden and you will receive full credit for your tenure at Summit.

Q:	Does Camden have an employee handbook?

A:	Yes. All Camden employees receive a new hire packet which contains Camden’s employee handbook as well as details on other company benefits, policies and procedures.

Q:	Will I have to change my work schedule and/or wok weekends and holidays?

A:	Your manager or supervisor will inform you of your assigned work days and hours. The schedule may vary depending on location and business need.

Q:	Will I be required to take service calls?

A:	It may be necessary to retain and designate certain employees for service calls after hours. If an hourly non-exempt employee is designated as “service calls after hours” status during off duty hours, that employee will be compensated for hours actually worked or as required by state law. Employees who report to work for service calls after hours will be paid 30 minutes at regular rate in addition to the time actually worked or as required by state law.

Q:	Does Camden reimburse or pay for uniforms?

A:	Yes. The Camden Career Wear program was created to promote the Camden image of professionalism and to help our residents easily identify Camden on-site staff. Camden contributes $400 to the initial purchase of the Career Wear wardrobe for each full-time on-site office employee and $200 for each part-time on-site office employee. After the initial issuance of Career Wear, each full-time employee will receive a $200 replenishment allowance to buy additional wardrobe pieces; part-time employees will receive $100. The maximum allowance allowed in a twelve-month period is $600. Any on-site employee that has been employed with Camden for more than 30 days is eligible to participate in the Career Wear program.

Uniforms for our on-site maintenance staff are also provided.

Q:	When does Camden conduct performance reviews?

A:	On-site employee performance reviews are conducted at 90 days after hire and then in June on an annual basis. Corporate and Regional office employees receive a 90 day review after hire and annual reviews in January.

Q:	Does Camden give annual salary increases and if yes when are they effective?

A:	On-Site employees receive performance based increases in July of each year and Corporate/Regional employees receive performance based increases in February of each year.

Q:	What is Camden’s transfer policy?

A:	Employees who are interested in an available position within Camden should generally meet the following criteria:

•	Employee has been in their current position for at least 6 months (for a non-exempt position)

•	Employee has been in their current position for at least 12 months (for an exempt position)

•	Employee’s most recent Performance Evaluation was “meets” or “exceeds” expectations

•	Employee is in good standing with company

•	Employee has successfully completed their core course requirements.

SECTION 2: MEDICAL/PRESCRIPTION DRUG/VISTION COVERAGE

Q:	How does Camden’s benefit plan compare to Summit’s plan?

A:	After careful review of the two plans we believe that overall, Camden’s plan provides better benefits. We will provide you with a detailed comparison of the two plans for your review.

Q:	Will I pay more for the better benefits?

A:	No. In fact, you will be paying substantially less than you are now. How much less depends on your status (single/married/number of dependents). A comparison of the employee contributions follows:

			BI-WEEKLY	ANNUAL
COVERAGE OPTIONS	CAMDEN	SUMMIT	SAVINGS	SAVINGS
EMPLOYEE ONLY	$32.20	$45.00	$12.80	$332.80
EMPLOYEE + ONE DEPENDENT	$84.78	$100.00	$15.22	$395.72
EMPLOYEE + SPOUSE	$84.78	$125.00	$40.22	$1045.72
EMPLOYEE + TWO OR MORE DEPENDENTS	$130.62	$170.00	$39.38	$1023.88

Q:	When will my medical coverage begin?

A:	Your medical, prescription drug and vision coverage will begin on the day you become a Camden employee. You must complete the required enrollment form and return it to Human Resources.

Q:	When can I change my current medical elections?

A:	After you have made your initial elections, you can change your medical elections during Camden’s Open Enrollment Period effective June 1 of each year. However, if you lose other coverage, have a job status change (including coverage and job status changes for a spouse and/or dependent child(ren)) or have a new dependent as a result of marriage, birth, adoption, or placement for adoption, you may change your elections within 31 days after loss of coverage or change in dependent status. Additional information will be required at the time of request.

Q:	Who is the medical plan insurance carrier?

A:	United Healthcare

Q:	When will I receive my insurance ID cards?

A:	It usually takes 10 to 14 days after your effective date of coverage. You will be provided a temporary ID card until you receive your permanent cards.

Q:	I lost my medical insurance ID cards. How do I order new cards?

A:	You have 3 options to choose from when you need to order new medical ID cards.

     Option 1: Go online to www.myuhc.com click on Manage My Account, then Request ID Cards. You can also print out temporary cards until your new replacement cards arrive.

     Option 2: Call United Healthcare’s member services number. The member services number for TX and FL is 877-250-8186 and the number for all other states is 866-317-6368.

     Option 3: Call Human Resources at 1-800-9CAMDEN ext. 2525.

Q:	Where can I find information on my medial and prescription drug coverage?

A:	There are several resources that help explain your medical and prescription drug coverage.

     Resource 1: Your new hire packet contains information on enrollment, it contains a Medical Plan Summary, a Summary Plan Description, an Employee Contribution Schedule, and a PPO Directory for your location.

     Resource 2: www.myuhc.com is an online resource that provides eligibility and coverage information, claims processing information, how to find a physician and much more.

     Resource 3: United Healthcare’s member services can provide you eligibility and coverage information, claims processing information, how to find a physician and much more. The member services number for TX and FL is 877-250-8186 and the number for all other states is 866-317-6368.

     Resource 4: Benefit subfolder in the Public Folders on Microsoft Outlook contains a benefits training presentation, benefit summaries, costs, enrollment and change forms, as well as United Healthcare claims forms. Go to Public Folders/CAMDEN FORMS /HR/Benefits.

Q:	My mother lives with me. Can I cover her under the medical plan?

A:	No. An eligible dependent is a covered employee’s spouse and unmarried children from birth to age 19. A dependent child may continue to be covered up to age 23, provided the child is a full-time student at an accredited school. Please refer to your Summary Plan Description for more details.

Q:	What should I do if I move and change my home address?

A:	It is very important to notify Human Resources of a change in your home address. All you need to do is complete a Personnel Action Notice and mail or fax it to Human Resources. This will allow HR to update your insurance information as well as your payroll records.

Q:	Where do I mail medical claims to?

A:	Complete a United Healthcare Medical Claim Form, attach your receipts and mail to: United Healthcare, P.O. Box 30555, Salt Lake City, UT 84130-0555. Please make sure to make a copy for your records.

Q:	How do I determine if a doctor, urgent care facility or hospital is in my Network?

A:	To find or verify a doctor’s, hospitals or any other medical facilities’ participation in your network contact United Healthcare’s member services at 877-250-8186 for TX and FL or 866-317-6368 for all other states. You may also go online to www.myuhc.com or www.uhc.com. Remember, it is your responsibility to verify network participation before services are rendered.

Q:	Who do I call if I have a question about a medical claim?

A:	You can contact United Healthcare’s member services at 877-250-8186 for TX and FL or 866-317-6368 for all other states. The member services representative will be able to answer questions about how your claim was processed. You may also go online to www.myuhc.com or contact a Human Resources Representative.

Q:	Do I need to contact United Healthcare if I am going to be admitted into the hospital or need to go to the emergency room?

A:	Yes. To precertify a hospital stay or to notify United Healthcare of an emergency room visit you must contact United Healthcare’s member services at 877-250-8186 for TX and FL or 866-317-6368 for all other states. Notice for elective surgery/hospital stays is 5 business days in advance of admission, for non-elective surgery/hospital stays 1 business day of admission is required, and for emergency room visits 2 business days after visit is required. Precertification is required on other services. Please refer to your Summary Plan Description booklet for more details.

Q:	My doctor is not participating in the United Healthcare Network. Who do they call to if they want to participate?

A:	Your doctor must contact a United Healthcare’s Network Management office. The provider relations office number varies depending on your location.

Q:	My doctor referred me to an out of network provider. Will the charges be covered in the in network benefits?

A:	No. It is your responsibility to verify a provider’s participation in your network before services are rendered.

Q:	How does the annual deductible and coinsurance work?

A:	You must pay the yearly deductible amount before the plan will pay benefits on your behalf. After you have met your annual deductible, the plan will pay either a percentage of their network negotiated fees for in-network care, or a percentage of eligible reasonable and customary charges for out-of network care. Reasonable and customary charges are determined by comparing similar medical services and their related expenses within the same geographic area. Copays do not apply to the annual deductible.

Q:	How much do I pay for physician office visits?

A:	For in-network physician office visits you will pay at $20 copay. Out-of-network physician office visits are covered at 50% after deductible.

Q:	Do you cover allergy injections?

A:	Yes. If you utilize in-network physicians/facilities, allergy injections are covered at 80% after your deductible for the high PPO and 70% after your deductible for the low PPO. Out-of-network coverage is 50% after your deductible.

Q:	I am currently under treatment with a doctor who is not in United Healthcare’s PPO network. How will I be covered?

A:	You and your doctor will need to complete a Transitional Care Form which will be reviewed by United Healthcare. Upon review United Healthcare will determine benefits according to Camden’s plan document.

Q:	How long does it take United Healthcare to process medical claims?

A:	It usually takes United Healthcare 10 to 14 days to process a medical claim. The time may vary if there are questions or if additional information is needed to process the claim.

Q:	If I am traveling away from home within the United States and need treatment, will I be covered?

A:	Yes. If treatment is provided within the United States by an in network provider then benefits are paid at the in network benefit level. If treatment is provided within the United States by an out of network provider then benefits are paid at the out of network benefit level.

Q:	What is a preexisting condition?

A:	An injury or illness in which you received treatment for within the 6 months immediately prior to being covered under the Camden Medical Plan. The preexisting condition may be waived if you have had coverage under another medical plan for 12 months without a 63 day break in service. Please refer to the HIPAA information in your new hire packet or in the benefits subfolder in public folders.

Q:	Who is the prescription drug carrier?

A:	Medco Health. To contact a Medco Health customer service representative simply call the member service phone number on your insurance card and listen to the options available.

Q:	What are the prescription drug co-pays?

A:	Generic Medications:

Retail Pharmacy 31 day supply — $10.00
Mail Order 90 day supply — $20.00
Preferred Brand Name Medications:
Retail Pharmacy 31 day supply — $25.00
Mail Order 90 day supply — $50.00
Non Preferred Brand Name Medications:
Retail Pharmacy 31 day supply — $40.00
Mail Order 90 day supply — $80.00

The generic copay applies when no generic equivalent is available for a brand name drug.

Q:	What is a generic drug?

A:	A generic drug is defined as a prescription drug product that (1) is chemically equivalent to a brand name drug, or (2) a drug that United Healthcare has identified as a generic product. United Healthcare classifies a prescription drug product as a generic based on available data resources, such as First DataBank, that classify drugs as either brand or generic. The classification of a drug as brand or generic may change from time to time.

Q:	What is a Preferred Brand Name drug?

A:	A preferred brand name drug is usually a more cost effective brand name drug.

Q:	What is a Non Preferred Brand Name drug?

A:	A non preferred brand name drug is generally a more expensive brand name drug.

Q:	Can I change from a non preferred brand name to a preferred brand name drug?

A:	You and your physician should always make the decisions regarding your treatment plan. Therefore, you should consult with your physician and ask if changing to a preferred brand name or generic is appropriate for your treatment plan.

Q:	How do I know what drugs are preferred brand name drugs or are available in generic?

A:	You can refer to the Preferred Drug List booklet found in your new hire packet. The list identifies preferred brand name drugs and if those drugs are available in generic form. You should bring your Preferred Drug List to your physician office visits and ask your doctor to review when prescribing medications.

Q:	Is there a quantity level limitation?

A:	Yes. Some prescribe drugs as directed by the FDA have a limited amount that can be covered at one time or in one month. Please refer to your Preferred Drug List.

Q:	I have been prescribed a medication that I must take for at least 90 days. What is the most cost effective plan to purchase this prescription?

A:	Your prescription plan allows you to purchase a 90 day supply of certain medications through the mail order system at a reduced co-pay. Your generic 90 day supply mail order co-pay is $20, your preferred brand name 90 day supply mail order co-pay is $50, and you non-preferred brand name 90 day supply mail order co-pay is $80.

Q:	When should I go to a retail pharmacy instead of ordering through the mail?

A:	Your participating retail pharmacy should be used for medications required on a short-term basis. When you have a prescription filled at a participating pharmacy, present your member ID card to the pharmacist, who will use an automated system to verify your coverage and prescription cost. The mail order plan is ideal for long-term prescriptions.

Q:	My mail order prescriptions and refill information are with AdvanceRX. Will I have to get new prescriptions?

A:	Because you will have a new RX vendor, Medco Health, you will have to request new prescriptions from your doctor for your mail order refills. Once you have your new prescriptions then you can order your prescriptions through the mail with Medco Health. If your prescription is with a retail pharmacy, all you will need to do is show them your new insurance ID card.

Q:	When the prescription drug coverage takes effect, is there anything I need to do in order to have my prescriptions filled at the pharmacy?

A:	Your prescription drug benefit will be effective on the date you become a Camden employee. You will need to show your new insurance ID card to your pharmacy so they can update your records and charge you the appropriate copay.

Q:	Do I have vision benefits?

A:	Yes. Vision benefits are covered under the Camden medical plan. The company’s vision care provider and administrator is Spectera.

Q:	How do I know what is covered under my vision plan?

A:	There are several resources where you can find information on your vision plan.

     Resource 1: Your new hire packet contains a Medical Plan Summary which summarizes your vision benefits. It also contains a listing of Spectera providers.

     Resource 2: www.spectera.com is an online resource that provides eligibility and coverage information, claims processing information, how to find a provider and much more.

     Resource 3: Spectera’s customer service representatives can provide you eligibility and coverage information, claims processing information, how to find a provider and much more. The Spectera customer service number is 800-638-3120.

     Resource 4: Benefit subfolder in the Public Folders on Microsoft Outlook contains a benefits training presentation, benefit summaries, costs, enrollment and change forms, as well as Spectera Vision claim forms. Go to Public Folders/Camden Forms/HR/Benefits.

Q:	How do I obtain a list of vision care providers?

A:	A list of Spectera vision care providers is located in the Information Section of your new hire packet. You may also utilize Spectera’s provider locator 24 hours a day, 7 days a week by going online to www.spectera.com. You may also contact a Spectera customer service representative at 800-638-3120.

Q:	How do I nominate a vision care provider?

A:	Participants may nominate a provider by completing the Provider Nomination Form found online at www.spectera.com and submitting it to Spectera. All nominated providers are subject to credentialing through Spectera’s Quality Assurance Department.

Q:	Can I go to a vision care provider outside of the Spectera network?

A:	Spectera offers both in and out of network benefits. Please refer to your Medical Plan Summary in your new hire packet or on the Public Folders/Camden Forms/HR/Benefits. Please remember when you seek care from an in-network provider you will receive the highest benefit coverage available.

Q:	How do I submit a vision claim?

A:	Under the Spectera’s program, in-network participating providers are responsible for obtaining the pre-authorization to perform services, provide materials and submit claims. If you access out-of-network providers then you may submit an itemized copy of your vision receipts along with a completed Spectera claim form to: Spectera Claims Department, P.O. Box 26618, Baltimore, MD 21244-2644

SECTION 3: DENTAL

Q:	When will my dental coverage begin?

A:	Your coverage will begin on the day you become a Camden employee. You must complete the required enrollment form and return it to Human Resources.

Q:	When can I change my current dental elections?

A:	After you have made your initial elections, you can change your dental elections during Camden’s Open Enrollment Period effective June 1 of each year. However, if you lose other coverage or have a job status change (including coverage or job status change for a spouse and/or dependent child(ren)) or have a new dependent as a result of marriage, birth, adoption, or placement for adoption, you may change your elections within 31 days after loss of coverage or change in dependent status. Additional information will be required at the time of request.

Q:	Who is the dental insurance carrier?

A:	United Healthcare

Q:	What are the main features of the Dental PPO plan?

A:	The main features of the United Healthcare Dental Options PPO Plan include: extensive network of qualified dentists; substantial cost savings when visiting a network dentist; no claim forms to submit for in-network coverage; flexibility to see a dentist outside the network and affordable preventive service coverage.

Q:	Do I have to select a Primary Care Dentist?

A:	No. With the United Healthcare Dental Options PPO Plan, there is no need to select a primary care dentist. You have the choice of seeing any in-network or out-of-network dentist for your dental needs. Please refer to the Dentist

Directory for a complete listing of both general dentists and specialists within the network. Check to see if your current dentist is participating-if not, you can continue to see your current dentist and your benefit level will be the same as the in-network benefit level, however; benefits are subject to reasonable and customary charges. If you see a participating dentist your out-of-pocket expense may be reduced and you will not have to submit a claim form.

You may also find a participating dentist close to your home or office through the Dentist Locator on www.myuhc.com.

Q:	Where can I find information on my dental coverage?

A:	There are several resources that help explain your dental coverage.

     Resource 1: You new hire packet contains information on enrollment, it contains a Medical Plan Summary, a Summary Plan Description, an Employee Contribution Schedule, and a PPO Directory for your location.

     Resource 2: www.myuhc.com is an online resource that provides eligibility and coverage information, claims processing information, how to find a physician and much more.

     Resource 3: United Healthcare’s Dental member services can provide you eligibility and coverage information, claims processing information, how to find a dentist and much more. The member services number is 877-816-3596.

     Resource 4: Benefit subfolder in the Public Folders on Microsoft Outlook contains a benefits training presentation, benefit summaries, costs, enrollment and change forms, as well as United Healthcare claims forms. Go to Public Folders/Camden Forms/HR/Benefits.

Q:	I lost my dental insurance ID cards. How do I order new cards?

A:	You have 3 options to choose from when you need to order new dental ID cards.

     Option 1: Go online to www.myuhc.com click on Manage My Account, then Request ID Cards. You can also print out temporary cards until you new replacement cards arrive.

     Option 2: Call United Healthcare’s Dental member services number. The member services toll free number 877-816-3596.

     Option 3: Call Human Resources at 1-800-9CAMDEN.

Q:	My dentist is not participating in the United Healthcare Network. Who do they call if they want to participate?

A:	Your dentist must contact United Healthcare directly by calling the toll free number listed on your dental ID card.

Q:	Who can I call with questions about my dental benefits?

A:	If you have questions regarding coverage, claims, locating a dentist in your area or replacing a lost ID card, please contact the United Healthcare Dental customer service department at 877-816-3596. The department can be reached at this toll-

free number (also listed on your dental ID card), Monday through Thursday 8:30 a.m. to 8:00 p.m., and Friday 9:00 a.m. to 8:00 p.m., Eastern Time.

Through the same toll-free number, you may also choose to use the automated voice system. This provides access to dental information 24 hours a day, 7 days a week. Among many options, this system allows you to check the status of a claim. You can also visit the web site at www.myuhc.com or call your Human Resources Department at 800-9CAMDEN ext. 2525.

Q:	What is considered a dental emergency? What should I do if I have a dental emergency?

A:	You are covered for dental emergencies and may contact any dentist to let them know you have a dental emergency. United Healthcare Dental participating dentists are required to see you within a 24-hour period if you experience the emergency symptoms listed below.

The following symptoms signal an emergency: pain; bleeding; swelling; fractured teeth or bones; lost or fractured crown; bridge or filling; or facial trauma.

The following symptoms are not usually considered an emergency: broken denture tooth; dental cleaning; post-operative discomfort within reason; aesthetic changes of existing teeth or restoration.

Q:	How does the annual deductible and coinsurance work?

A:	You must pay the yearly deductible amount before the plan will pay benefits on your behalf. After you have met your annual deductible, the plan will pay either a percentage of their network negotiated fees for in-network care, or a percentage of eligible reasonable and customary charges for out-of network care. Reasonable and customary charges are determined by comparing similar dental services and their related expenses within the same geographic area. The percentage of dental charges you are responsible for paying at the time of service is called coinsurance. Since United Healthcare Dental has negotiated discounted fees with participating dentists, it will cost you less if you receive your dental care within the dental network. The percentage of coinsurance does not change based on whether you see a participating dentist or an out-of-network dentist. The amount you pay varies based on the procedures performed. Coinsurance must be paid at the time of service unless prior arrangements have been made between you and your dentist.

Q:	How does the dental annual plan maximum work?

A:	The annual plan maximum benefit is the total amount that the plan pays for your treatment in a year. Each claim reimbursement accumulates towards your annual maximum of $1,500.

Q:	Does Camden’s dental plan cover orthodontic treatment?

A:	Yes. Orthodontic treatment is available for dependent children. The plan pays 50% up to a life time maximum of $1,500.

Q:	Do I need to submit dental claims?

A:	When you seek care from dentists who participate in the network, you will not need to file any claims. If you use an out-of-network dentist, you must pay the dentist in full at the time of your visit and submit a completed claim form to United Healthcare Dental for reimbursement. Claims should be submitted to:

United Healthcare Dental
Attn: Claims Unit
PO Box 30567
Salt Lake City, UT 84130-0567

SECTION 4: FLEXIBLE SPENDING ACCOUNTS (FSA)

Q:	Why should I enroll in a Flexible Spending Account (FSA)?

A:	An FSA lets you use pre-tax dollars for certain eligible medical and dependent daycare expenses, which can lower your taxable income.

Q:	How much should I contribute?

A:	To determine this amount, consider last year’s medical and/or dependent care expenses, any medical or dental care costs you foresee that might not be covered under your health care plans, any changes in your family status that might have an impact on your medical/dental or dependent care expenses.

The maximum amount that can be contributed to the health FSA is $3,000. The maximum contribution to the dependent care FSA is $5,000 per plan year.

Q:	At the end of the year, if there’s unused money in my FSA, do I get to keep it?

A:	According to the IRS’s “Use it or Lose it” rule, if you do not use all the money in your FSA for expenses incurred during the plan year, you will forfeit the unused balance. Your unused balance cannot be carried over into the next plan year.

Be conservative in determining how much to contribute to the plan to avoid forfeiting any unspent money at the end of the plan year. Camden plan year is from June 1 to May 31.

Careful planning of your yearly expenses, as well as staying aware of your account balance and filing deadlines, will assist you in using your FSAs wisely. You can always check account balances and claims filing information at

www.myuhc.com or by calling the Flexible Spending Account Number at 877-311-7849.

Q:	Can I request FSA reimbursement for services I received before the plan year begins if I’m not billed until after the plan year starts?

A:	No. According to IRS standards, a qualified expense is “incurred” at the time the service is provided, not when you are billed or when you actually pay for this service. Therefore, you can only file claims for eligible expenses incurred during the same plan year in which you are participating.

Q:	Can I change my election or stop contributing money to my flexible spending account at any time throughout the plan year?

A:	Federal regulations state that once you have designated the contribution amount, you cannot change your decision throughout the plan year unless you have a change in family status that allows you to alter your original account allotments.

Q:	How do I submit a claim for reimbursement?

A:	It is not necessary to submit any out-of-pocket expenses (i.e. deductibles, co-payments, coinsurance, non-covered medical expenses, etc.) which have been previously submitted under the medical, prescription and/or dental plans administered by United Healthcare, as they will be automatically credited to your Flex Account. Reimbursement for vision, medical, prescription, and dental expenses covered by any other plan or not submitted under the medical, prescription and/or dental plan must be requested by completing a Flexible Spending Account Claim form, attaching your receipts and mailing to: United Healthcare, P.O. Box 981170, El Paso, TX 79998-1178.

SECTION 5: VACATION, SICK, DISABILITY BANK, HOLIDAYS, EMPLOYEE APARTMENT DISCOUNT

Q:	What is Camden’s Vacation Policy?

A:	Full-time employees are eligible for vacation time. After completing 6 months of employment, the employee will receive 40 vacation hours. Thereafter vacation hours are earned on an accrual system based on the length of active employment with the company. Vacation hours will accrue for each employee based on the schedule below:

	Maximum Hours Accrued	* Hours Accrued per
Length of Service	per year	Pay Period
1-5 years	80	3.08
6-10 years	120	4.61
10 plus years	160	6.15

          *After completing 6 months of active employment

On the employee’s anniversary date, the employee is allowed to carry over their available balance into the next year not to exceed the maximum number of hours accrued the previous year. Any amount of hours over the maximum number will be forfeited. Pay will not be granted for any forfeited vacation time. The Vice President of Human Resources will review any exceptions to this policy. This policy may be modified to comply with applicable state laws. Vacations may be taken in increments of hours or days.

Q:	What is Camden’s sick time policy?

A:	After the first 90 days of employment, full-time employees are eligible for forty (40) hours of sick time each anniversary year. At the end of each anniversary year, any unused sick time will be transferred into a Disability Bank. Sick time may be taken in hours or days, and is intended only for the employee’s personal illness, doctor appointments or illness of an immediate family member (spouse or dependent children).

Q:	What is Camden’s holiday policy?

A:	All full-time employees are eligible to receive holiday pay for the following observed holidays.

•	New Year’s Day

•	Easter Sunday (observed Sunday for on-site; observed Friday before Easter for Corporate and Regional Offices)

•	Memorial Day (*on-site receive a floating holiday)

•	Independence Day (*on-site receive a floating holiday)

•	Labor Day (*on-site receive a floating holiday)

•	Thanksgiving Day

•	The Day after Thanksgiving Day

•	Christmas Eve

•	Christmas

*On-site floating holidays must be taken within the following timeframes: Memorial Day: May 1-October 31 Independence Day: June 1-October 31 Labor Day: August 1-October 31

Requests for floating holidays must be approved in advance by your manager or supervisor. Employees who have resigned are not eligible to accrue or request a Floating Holiday during their notice period. To receive holiday pay, an hourly non-exempt employee must report to work on their last scheduled shift before the designated holiday and their first scheduled shift after the designated holiday. Holidays falling on a Saturday will be observed on the preceding Friday. Holidays falling on a Sunday will be observed on the following Monday.

Q:	I currently have an apartment discount with Summit. If I become a Camden employee when can I take advantage of Camden’s employee apartment discount program?

A:	As soon as you become a Camden employee.

Q:	Who is eligible for an apartment discount?

A:	All full-time and part-time employees who live at a Camden community are eligible to receive one apartment discount. Full-time employees receive a 20% discount and part-time employees receive a 10% discount. If you are a full-time employee that does not live at a Camden community you can use the discount for an immediate family member (spouse, children, parents of employee).

Q:	How many discounts are you eligible for?

A:	One discount per employee.

Q:	Are part time employees for a discount also?

A:	Yes. Part-time employees are eligible to receive one 10% discount.

SECTION 6: 401(k) PLAN

Q:	Who is Camden’s 401(k) plan trustee or administrator?

A:	Fidelity Investments

Q:	How does the Camden 401K program work?

A:	Full-time and part-time employees age 21 or older with at least 6 months of service are eligible to participate in the Plan. Once your have satisfied these requirements you are eligible to enroll by January 1, April 1, July 1, or October 1 of each year. You may make employee deferral contributions between 1% and 60% of your pre-tax earnings. You contributions are subject to annual dollar limits set by the IRS. You may change your deferral percentage at the beginning of each payroll period.

Camden matches:

•	100% of the first 1% of your compensation contributed

•	50% of the next 2% of your compensation contributed

•	25% of the next 10% of your compensation contributed

•	up to a maximum of $2,700 per plan year

Q:	What is the vesting schedule on the company match?

A:	The plan allow your to receive vesting credits for the number of years you have worked for the company up to 3 years, at which point your are fully vested.

Years of Service for Vesting	Percentage
Less than 1	0
1	33
2	67
3	100

Q:	Can I borrow from my 401(k) account?

A:	Yes, loans from your plan account are available. You may borrow the lesser of 50% of your vested account balance or $50,000. The minimum amount you may borrow is $1,000. Loan repayments (plus interest) to your plan account are automatically deducted from your pay through after-tax payroll deduction. You may have one loan outstanding at one time.

Q:	How many fund options are available to invest in?

A:	Camden’s 401(k) Plan gives you the flexibility to choose from 29 investment options.

Q:	How do I access my account?

A:	You have access to your account and other retirement planning tools through Fidelity NetBenefits at www.401k.com. You may also call the Retirement Benefits Line at 1-800-835-5079 for more information about your account.

Q:	How do I change my investment options?

A:	You may request investment changes (exchanges) or redirect future contributions among investment options any business day as determined by the New York Stock Exchange on line through Fidelity NetBenefits at www.401k.com or by calling the Retirement Benefits Line at 1-800-835-5097.

SECTION 7: EMPLOYEE SHARE PURCHASE PLAN (ESPP), COMPANY STOCK

Q:	What is the Employee Share Purchase Plan (ESPP)?

A:	ESPP is a benefits program that gives employees the chance to have an ownership stake in our company. By taking advantage of this opportunity, Camden employees can make an investment not only in the company’s future, but in their professional and personal futures as well.

Q:	How does it work?

A:	The company purchases shares in the company on behalf of employees and then provides it to ESPP participants at a discounted price. Employees pay for the shares through either voluntary payroll deductions and/or by lump-sum contributions.

You are eligible to purchase shares at a cost of 85% of the lesser of the closing price for a share on the last trading day of the Purchase Period which is June 30 or December 31 or the Closing Price for a Share on the first trading day of such Purchase period, which is January 1 or July 1.

For example, if the price on January 1 is higher than the price on June 30, the June 30 price will be used and the purchase amount for the employee will be 85% of that price.

January 1 price	$44.15
June 30 price	$43.80

Purchase price amount for each employee would be 85% of $43.80, which is $37.23.

No actual shares are purchased until after the end of the period. All cash contributions are held by Camden in its operating account until that time.

Q:	Who is eligible?

A:	Full-time and part-time Camden employee who have been with the company for one year.

Q:	How do I participate?

A:	You will need to complete an Employee Share Purchase Plan Enrollment Form before the beginning of each purchase period.

Q:	Who is the administrator of the Plan?

A:	Camden’s outside administrator for the ESPP is UBS Financial Services. They can be reached at 1.800.553.3119 or 713.654.0257. You can also contact Camden’s Employee Investor Relations at 713.354.2629 for questions regarding the Plan.

Q:	How much can I contribute or invest?

A:	You may contribute through payroll deductions or by lump sum payment. The minimum through payroll deduction is $10.00 per pay period; the maximum per enrollment year is $25,000.

You are also required to open an individual account at UBS. You will not be able to purchase shares if you do not have an account. You may contact UBS or Employee Investor Relations for assistance in opening a UBS account.

Q:	How is the price of the shares determined?

A:	UBS has up to 10 days to purchase the shares on the open market during the beginning of the Purchase Period. The shares are credited to all participants at the average price for all shares purchased.

Q:	Who pays the cost of the brokerage fees and other charges?

A:	All brokerage and service fees to process the purchase of your shares are paid by Camden. However, when you decide to sell your shares there is a fee of six cents per share and a nominal SEC fee that is deducted from your proceeds.

Q:	Can I purchase additional stock through my broker and receive the additional 15% discount?

A:	No. This is an arrangement through Employee Share Purchase Plan only. Shares must be purchased through Camden.

Q:	What about taxes?

A:	You are responsible for the taxes through your personal tax filing. Camden assumes no liability or responsibility for any taxes incurred on the sale of ESPP shares.

Q:	Can I sell my shares at any time?

A:	Yes, you may sell the shares at anytime, however, you must hold all shares purchased through the Plan for a minimum of 9 months to receive the discount on the purchase. Thereafter you may sell them at any time.

Q:	How do I sell my shares?

A:	You may contact UBS directly. They will sell the shares and forward to you the net proceeds. Understand that if you sell shares prior to the 9 month holding period has elapsed, UBS will deduct an amount equal to the difference between the employee Purchase Price and the price paid by Camden.

If you leave the Company, you will not be required to sell your Shares but you will still have to wait the 9-month holding period to avoid the payback penalty.

Q:	Can I stop my contributions to the Plan?

A:	You may stop contributing to the Plan at any time, but if you discontinue contributions to the Plan, you are not eligible to enroll for six months. You may also make a partial withdrawal from your contributions at any time. A full withdrawal will make you ineligible to participate in the Plan for six months from the date of the withdrawal. Changes in your election to reduce or increase your contributions will not affect your participation eligibility.

SECTION 8: PAYROLL

Q:	What is Camden’s payroll schedule?

A:	You will be paid on a bi-weekly basis (every other Friday). Paychecks or pay vouchers will be distributed on payday Friday after 9:00 a.m.. If a payday falls on a holiday, paychecks will be distributed the day prior to the holiday.

A pay period consists of 2 consecutive work weeks. Hourly non-exempt employee are paid on the Friday following the end of a pay period and salaried exempt employee are paid on the Friday of the pay period ending date.

Q:	How do I record my time worked?

A:	You will continue the current method of recording time until Camden rolls out the Employee Time and Attendance system at your community.

Q:	How is overtime calculated?

A:	Hourly non-exempt employees will be paid overtime premium in accordance with applicable state and federal laws.

Q:	Does Camden offer direct deposit of paychecks?

A:	Yes. Camden encourages participation in this program as it saves you time. To participate, send a complete Direct Deposit Authorization form along with a voided check to the Payroll Department. Additional information from your bank may be required. It may take up to 2 payrolls before the direct deposit becomes effective.

In addition to historical information, this memorandum contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which the companies operate, managements’ beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, Camden and Summit intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations, and free copies of the documents filed by with the SEC by Summit by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Camden, Summit and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Camden, Summit and Summmit Properties Partnership, L.P. in connection with the merger. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Information about the executive officers and directors of Summit and their ownership of Summit common stock and limited partnership interests in Summit Properties Partnership, L.P. is set forth in the proxy statement for Summit’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Camden, Summit and their respective executive officers, trust managers and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.